EXHIBIT 99.1

PFF Bancorp, Inc. Announces Sale of DBS Loans

and Preliminary Credit-Related Information for the Fourth Fiscal Quarter

Rancho Cucamonga, CA, April 1, 2008/PR Newswire—First Call/—PFF Bancorp, Inc. (NYSE:PFB) announced today that its subsidiary, Diversified Builder Services, Inc. (“DBS”) has completed the sale of substantially all of its loan portfolio. The risk profile of this portfolio was significantly greater than that of the Bank’s loan portfolio, with second trust deeds and unsecured loans comprising a significant portion of the portfolio. As part of its overall risk reduction strategy, the Company undertook an accelerated disposition program that included negotiated payoffs and principal reductions, culminating in the sale of substantially all remaining loans in a single transaction on March 31, 2008. DBS recorded a provision for loan losses of approximately $48 million in the March quarter, reflecting the write-downs associated with the expedited disposition of the portfolio. The proceeds from the payoffs, principal reductions and sale of the portfolio, together with refunds of prior year income taxes arising from the carryback of net operating losses, will be utilized by the Company principally to retire short-term debt.

Kevin McCarthy, PFF Bancorp President and CEO commented: “This transaction marks a significant milestone in our proactive efforts to reduce the risk profile of the Bancorp and all but eliminates the uncertainty that was surrounding the DBS portfolio.”

On March 26, 2008, at the request of the Office of Thrift Supervision (the “OTS”), the Company’s Board of Directors passed a resolution requiring, among other things, that the Company obtain the OTS’s non-objection prior to declaring or paying any dividends or permitting the Company or its subsidiaries (other than the Bank) to incur or rollover any debt. The Company had previously announced the suspension of the Company’s cash dividend in January 2008 due to the uncertainty surrounding the timing of the recovery in residential real estate and the impact of credit on the Company’s operating results. The resolution also states that the Company will reduce the level of problem assets at DBS, which has been addressed with the expedited disposition program described above.

The Company’s bank subsidiary, PFF Bank & Trust (the “Bank”), is continuing its process of completing a comprehensive quarterly review of its loan portfolio, including the updating of appraisals on properties securing loans that have been previously identified as classified or criticized. This review will not be completed for several more weeks. However, based upon preliminary results of this review, the Company believes that the Bank’s provision for loan and lease losses for the quarter ended March 31, 2008, may exceed $120 million. The provision is attributable principally to the residential construction and land segments of the Bank’s portfolio, and reflects changes in the valuation allowances assigned to previously criticized or classified assets as a result of reductions in collateral values based upon updated appraisals, and to a lesser extent, the identification of additional problem credits and the migration of previously identified criticized or classified assets within classification categories.

The Company currently expects to complete its review of the Bank’s loan portfolio and issue a press release announcing its results of operations for the quarter and year ended March 31, 2008 in early May 2008.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company’s strategic objectives. These forward-looking statements are based upon current management expectations, and may therefore involve risks and uncertainties. The Company’s actual results or performance, may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the California real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended March 31, 2007. The Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact Kevin McCarthy, President and CEO or

Gregory C. Talbott, Senior Executive Vice President, COO/CFO,

PFF Bancorp, Inc.

9337 Milliken Avenue, Rancho Cucamonga, CA 91730

(909) 941-5400